Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-266445) pertaining to the INX Limited Share and Token Ownership and Award Plans of INX Limited of our report dated May 21, 2026, with respect to the consolidated financial statements of INX Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ KOST FORER GABBAY & KASIERER

A Member Firm of EY Global

Tel-Aviv, Israel

May 21, 2026